WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


      <ARTICLE>     UT
<LEGEND> THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
THE BALANCE SHEET AND RELATED STATEMENTS OF INCOME, RETAINED EARNINGS AND CASH FLOWS OF NEW ENGLAND POWER COMPANY, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<SUBSIDIARY>
<NUMBER>     3
<CIK>     0000071337
<NAME>     NEW ENGLAND POWER COMPANY
<MULTIPLIER>     1,000

<FISCAL-YEAR-END>     DEC-31-1999
<PERIOD-END>     DEC-31-1999
<PERIOD-TYPE>     12-MOS
<BOOK-VALUE>     PER-BOOK
<TOTAL-NET-UTILITY-PLANT>     492,753
<OTHER-PROPERTY-AND-INVEST>     89,760
<TOTAL-CURRENT-ASSETS>     370,875
<TOTAL-DEFERRED-CHARGES>     1,349,277     <F1>
<OTHER-ASSETS>     0
<TOTAL-ASSETS>     2,302,665
<COMMON>          72,398
<CAPITAL-SURPLUS-PAID-IN>     232,560
<RETAINED-EARNINGS>     27,287
<TOTAL-COMMON-STOCKHOLDERS-EQ>     332,336     <F2>
<PREFERRED-MANDATORY>     0
<PREFERRED>     1,567
<LONG-TERM-DEBT-NET>     371,771
<SHORT-TERM-NOTES>     38,500
<LONG-TERM-NOTES-PAYABLE>     0
<COMMERCIAL-PAPER-OBLIGATIONS>     0
<LONG-TERM-DEBT-CURRENT-PORT>     0
<PREFERRED-STOCK-CURRENT>     0
<CAPITAL-LEASE-OBLIGATIONS>     0
<LEASES-CURRENT>     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>     1,558,491
<TOT-CAPITALIZATION-AND-LIAB>     2,302,665
<GROSS-OPERATING-REVENUE>     596,341
<INCOME-TAX-EXPENSE>     37,633
<OTHER-OPERATING-EXPENSES>     480,145
<TOTAL-OPERATING-EXPENSES>     517,778
<OPERATING-INCOME-LOSS>     78,563
<OTHER-INCOME-NET>     6,984
<INCOME-BEFORE-INTEREST-EXPEN>     85,547
<TOTAL-INTEREST-EXPENSE>     14,533
<NET-INCOME>     71,014
<PREFERRED-STOCK-DIVIDENDS>     94
<EARNINGS-AVAILABLE-FOR-COMM>     71,184     <F3>
<COMMON-STOCK-DIVIDENDS>     241,415
<TOTAL-INTEREST-ON-BONDS>     14,052
<CASH-FLOW-OPERATIONS>     74,953
<EPS-BASIC>     0     <F4>
<EPS-DILUTED>     0     <F4>

<F1>Total deferred charges includes regulatory assets and other assets.
<F2>     Total common stockholders equity includes the unrealized gain on securities, net.
<F3>Earnings available for common includes preferred stock dividends and premium on redemption of preferred stock.
<F4>Per share data is not relevant because the Company's common stock is wholly owned
by New England Electric System.